SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 31, 2002

Sun Life Insurance and Annuity Company of New York
(Exact name of registrant as specified in its charter)

New York
(State of incorporation or organization)

33-1079, 33-58482 & 333-09141	04-2845273
(Commission File Number)	(I.R.S. Employer Identification No.)

122 East 42nd Street, Suite 1900, New York, New York	10017
(Address of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code: (212) 922-9242

Item 2. Acquisition of assets.

On October 9, 2002, Sun Life Insurance and Annuity Company of New York ("SLNY"), which was a wholly-owned subsidiary of Sun Life Assurance Company of Canada (U.S.) ("Sun Life U.S."), and Keyport Benefit Life Insurance Company ("KBL"), which was a wholly-owned subsidiary of Keyport Life Insurance Company ("Keyport"), an affiliate, filed an Agreement and Plan of Merger ("Merger Agreement") with the New York State Insurance Department. On December 31, 2002 at 5:00 p.m., SLNY and KBL completed the merger. Pursuant to the Merger Agreement, KBL merged with and into SLNY, with SLNY as the surviving company, and SLNY issued 4,001 additional shares of common stock to Keyport in exchange for the assets and liabilities of KBL. As a result of the additional common stock issuance, SLNY is now a subsidiary of both Keyport and Sun Life U.S., with Keyport owning 67% of the common stock of SLNY. SLNY is licensed and authorized to write all the business that was previously being written by KBL and SLNY. The merger has no effect on the existing rights and benefits of policyholders or contract holders from either company. Keyport, KBL, Sun Life U.S., and SLNY are, and at all times relevant to the merger were, indirect wholly-owned subsidiaries of Sun Life Assurance Company of Canada.

7. Financial Statements and Exhibits.

(a)	Financial Statements

Keyport Benefit Life Insurance Company:

Unaudited Balance Sheets, December 31, 2001, 2000 and 1999

Unaudited Statements of Income, Years Ended December 31, 2001, 2000 and 1999

Unaudited Statements of Stockholders Equity, Years Ended December 31, 2001, 2000 and 1999

Unaudited Statements of Cash Flows, Years Ended December 31, 2001, 2000 and 1999

Balance Sheet -- Statutory Basis for the years ended December 31, 2001 and 2000

Statement of Operations -- Statutory Basis for the years ended December 31, 2001 and 2000

Statement of Capital and (Deficit) Surplus -- Statutory Basis for the years ended December 31, 2001 and 2000

Statement of Cash Flows -- Statutory Basis for the years ended December 31, 2001 and 2000

Notes to Statutory-Basis Financial Statements

Pro forma financial information

(b)	Exhibits

Consent of Independent Auditors

Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUN LIFE INSURANCE AND ANNUITY COMPANY
OF NEW YORK

Date January 13, 2003	By: /s/ Davey S. Scoon
Davey S. Scoon
Vice President, Chief Administrative and Financial Officer and Treasurer

KEYPORT BENEFIT LIFE INSURANCE COMPANY

UNAUDITED BALANCE SHEETS

(in thousands )

	DECEMBER 31,
ASSETS	2001	2000	1999

Available-for-sale fixed maturities at fair value	$ 930,966	$ 510,677	$ 147,039
Cash and cash equivalents	50,081	47,252	23,219
Accrued investment income	13,021	7,558	2,533
Deferred policy acquisition costs	3,936	35,236	19,082
Value of business acquired	610	-	-
Goodwill	35,314	896	1,024
Deferred federal income taxes	16,581	-	-
Other assets	1,616	403	1,149
Separate account assets	231,308	203,451	135,449

Total assets	$ 1,283,433	$ 805,473	329,495

LIABILITIES

Contractholder deposit funds and other policy liabilities	885,338	520,887	165,318
Deferred federal income taxes	-	2,213	1,538
Other liabilities and accrued expenses	2,886	7,473	180
Separate account liabilities	231,308	203,451	135,449

Total liabilities	$ 1,119,532	$ 734,024	$ 302,485

STOCKHOLDER'S EQUITY

Common stock	$ 2,000	$ 2,000	$ 2,000
Additional paid-in capital	163,563	62,886	27,886
Accumulated other comprehensive income (loss)	(3,387)	5,252	(2,790)
Retained earnings (deficit)	1,725	1,311	(86)
Total stockholder's equity	$ 163,901	$ 71,449	$ 27,010

Total liabilities and stockholder's equity	$ 1,283,433	$ 805,473	$ 329,495

KEYPORT BENEFIT LIFE INSURANCE COMPANY

UNAUDITED STATEMENTS OF INCOME

(in thousands)
	For the 2 month period ended December 31,	For the 10 month period ended October 31,	Year Ended December 31,
	2001	2001	2000	1999

Revenues:
Net investment income	$ 10,447	$ 40,650	$ 24,001	$ 7,043
Interest credited to policyholders	7,667	33,278	19,581	4,882
Investment Spread	2,780	7,372	4,420	2,161
Net realized investment gains (losses)	(287)	2,331	(237)	(329)
Fee and other income	815	3,525	3,161	1,307
Total fee income	3,308	13,228	7,344	3,139

Expenses:
Policy benefits	53	116	202	-
Operating expenses	180	2,701	1,951	1,367
Amortization of deferred policy acquisition costs	239	3,448	2,802	794
Amortization of intangible assets	-	107	128	128
Total expenses	472	6,372	5,083	2,289

Income before income taxes	2,836	6,856	2,261	850
Income tax expense	1,111	1,835	864	334

Net income	$ 1,725	$ 5,021	$ 1,397	$ 516

KEYPORT BENEFIT LIFE INSURANCE COMPANY

UNAUDITED STATEMENTS OF STOCKHOLDER'S EQUITY

(in thousands)

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive
	Stock	Capital	Earnings	Income (Loss)	Total

Balance, December 31, 1998	$ 2,000	$ 12,886	$ (602)	(15)	$ 14,269

Comprehensive income (loss)
Net income	-	-	516	-	516
Other comprehensive income, net of tax:
Net unrealized investment losses	-	-	-	(2,775)	(2,775)
Comprehensive income					(2,259)
Capital contributions	-	15,000	-	-	15,000

Balance, December 31, 1999	2,000	27,886	(86)	(2,790)	27,010

Comprehensive income (loss)
Net income	-	-	1,397	-	1,397
Other comprehensive loss, net of tax:
Net unrealized investment gains	-	-	-	8,042	8,042
Comprehensive income					9,439
Capital contributions	-	35,000	-	-	35,000

Balance, December 31, 2000	2,000	62,886	1,311	5,252	71,449

Comprehensive income:
Net income	-	-	5,021	-	5,021
Other comprehensive income, net of tax:
Net unrealized investment gains	-	-	-	3,994	3,994
Comprehensive income					9,015
Capital contributions	-	5,000	-	-	5,000
Balance, October 31, 2001	2,000	67,886	6,332	9,246	85,464

Sale of stockholder's equity	(2,000)	(67,886)	(6,332)	(9,246)	(85,464)
Sun Life acquisition cost	2,000	97,563	-	-	99,563

Comprehensive income (loss)
Net income	-	-	1,725	-	1,725
Other comprehensive loss, net of tax:
Net unrealized investment losses	-	-	-	(3,387)	(3,387)
Comprehensive income					(1,662)
Capital contributions		66,000			66,000

Balance, December 31, 2001	$2,000	$163,563	$1,725	$(3,387)	$163,901

KEYPORT BENEFIT LIFE INSURANCE COMPANY

UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	For the 2 month period ended December 31,	For the 10 month period ended October 31,	Year Ended December 31,
	2001	2001	2000	1999

Cash flows from operating activities:
Net income	$ 1,725	$ 5,021	$ 1,397	$ 516
Adjustments to reconcile net income to net cash
(used in) provided by operating activities:
Interest credited to policyholders	7,667	33,278	19,581	4,882
Net realized investment (gains) losses	287	(2,331)	237	329
Change in deferred policy acquisition costs	(3,936)	(1,175)	(16,154)	(15,722)
Change in current and deferred income taxes	(29,563)	10,769	675	1,448
Net change in other assets and liabilities	11,219	(16,155)	(11,803)	(2,976)
Net cash (used in) provided by
operating activities	(12,601)	29,407	(6,067)	(11,523)

Cash flows from investing activities:
Investments purchased - available for sale	(134,456)	(436,780)	(387,234)	(180,624)
Investments sold or matured - available for sale	26,577	132,883	40,715	41,061
Net cash used in investing
activities	(107,879)	(303,897)	(346,519)	(139,563)

Cash flows from financing activities:
Withdrawals from policyholder accounts	(21,595)	(92,097)	(30,119)	(18,030)
Deposits to policyholder accounts	73,415	367,076	371,738	137,949
Capital contributions received	66,000	5,000	35,000	15,000
Net cash provided by
financing activities	117,820	279,979	376,619	134,919

Change in cash and cash equivalents	(2,660)	5,489	24,033	(16,167)
Cash and cash equivalents at beginning of period	52,741	47,252	23,219	39,386

Cash and cash equivalents at end of period	$ 50,081	$ 52,741	$ 47,252	$ 23,219

KEYPORT BENEFIT LIFE INSURANCE COMPANY

NOTES TO UNAUDITED FINANCIAL STATEMENTS

Basis of Presentation

The unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for stock life insurance companies.

Change of Control

Through October 31, 2001, Keyport Benefit Life Insurance Company ("the Company") was an indirect wholly owned subsidiary of Liberty Financial Companies, Incorporated ("LFC"), which is a majority-owned, indirect subsidiary of Liberty Mutual Insurance Company ("Liberty Mutual").

On May 3, 2001, LFC announced that it had reached a definitive agreement to sell its annuity and bank marketing businesses to Sun Life Financial Services Inc. ("Sun Life Financial"), a Canadian holding company and parent of Sun Life Assurance Company of Canada ("Sun Life"). The transaction was subject to customary conditions to closing, including receipt of approvals by various state insurance regulators in the U.S., certain other regulatory authorities in the U.S. and Canada and LFC's shareholders.

Effective after the close of business on October 31, 2001, all required approvals had been obtained and Sun Life of Canada (U.S.) Holdings, Inc., an indirect subsidiary of Sun Life, acquired Keyport Life Insurance Company, the Company's parent, as well as the Company and certain affiliates for approximately $1.7 billion in cash. As part of the acquisition, Sun Life Financial (U.S.) Holdings, Inc., another indirect subsidiary of Sun Life, acquired Independent Financial Marketing Group ("IFMG"), an affiliate of the Company ($20 million of the total purchase price was allocated to IFMG). The acquisition of the Company and IFMG complements both Sun Life Financial's product array and distribution capabilities and advances Sun Life Financial towards its strategic goal of reaching a top 10 position in target product markets in North America. Sun Life Financial also expects to reduce costs through economies of scale.

The acquisition was accounted for using the purchase method under Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" and SFAS No. 142 "Goodwill and Other Intangible Assets". Under the purchase method of accounting, the assets acquired and liabilities assumed are recorded at estimated fair value at the date of acquisition. The Company is in the process of completing the valuations of a portion of the assets acquired; thus, the allocation of the purchase price is subject to refinement.

Report of Independent Auditors

The Board of Directors

Keyport Benefit Life Insurance Company

We have audited the accompanying statutory-basis balance sheets of Keyport Benefit Life Insurance Company as of December 31, 2001 and 2000, and the related statutory-basis statements of operations, capital and deficit, and cash flow for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 2 to the financial statements, the Company presents its financial statements in conformity with accounting practices prescribed or permitted by the State of New York Insurance Department, which practices differ from accounting principles generally accepted in the United States. The variances between such practices and accounting principles generally accepted in the United States are described in Note 2. The effects on the financial statements of these variances are not reasonably determinable but are presumed to be material.

In our opinion, because of the effects of the matter described in the preceding paragraph, the financial statements referred to above do not present fairly, in conformity with accounting principles generally accepted in the United States, the financial position of Keyport Benefit Life Insurance Company at December 31, 2001 and 2000, or the results of its operations or its cash flows for each of the three years in the period ended December 31, 2001.

However, in our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Keyport Benefit Life Insurance Company at December 31, 2001 and 2000, and the results of its operations and its cash flow for each of the three years in the period ended December 31, 2001, in conformity with accounting practices prescribed or permitted by the State of New York Insurance Department.

As discussed in Note 2 to the financial statements, in 2001 the Company changed various accounting policies to be in accordance with the revised NAIC Accounting Practices and Procedures Manual, as adopted by the State of New York Insurance Division.

/s/ Ernst & Young LLP

Boston, Massachusetts

April 5, 2002

Keyport Benefit Life Insurance Company

Balance Sheets-Statutory Basis

	December 31
	2001	2000
	(In Thousands)
Admitted assets

Cash and invested assets:
Bonds	$ 906,095	$500,183
Preferred stocks	-	1,830
Cash	50,082	47,252
Total cash and invested assets	956,177	549,265

Due from separate accounts	9,664	9,435
Accrued investment income	12,821	7,558
Other assets	565	160
Separate account assets	231,283	203,511

Total admitted assets	$1,210,510	$769,929

Liabilities, capital and deficit

Liabilities:
Reserves for future policy benefits	$ 875,458	$510,729
Policy and contract claims	4,383	1,734
Total policy and contract liabilities	879,841	512,463

Accounts payable and accrued expenses	2,750	3,335
Other liabilities	3,368	5,832
Remittances and items not allocated	397	5,391
Separate account liabilities	231,283	203,511
Total liabilities	1,117,639	730,532

Capital and deficit:
Common stock, $2.00 par value; authorized 1,000 shares;
issued and outstanding 1,000 shares	2,000	2,000
Paid-in surplus	131,000	60,000
Unassigned deficit	(40,129)	(22,603)
Total capital and deficit	92,871	39,397

Total liabilities, capital and deficit	$1,210,510	$769,929

See accompanying notes.

Keyport Benefit Life Insurance Company

Statements of Operations-Statutory Basis

	Year ended December 31
	2001	2000	1999
	(In Thousands)

Revenues:
Premiums and annuity considerations	$440,491	$371,738	$137,950
Deposit-type funds		-	96,194
Considerations for supplementary contracts		-	12,925
Separate account fee income	2,973	2,467	998
Net investment income	52,586	23,955	7,030
Other revenues	313	90,414	51

Total revenues	496,363	488,574	255,148

Benefits and expenses:
Increase in reserves for future policy benefits	364,637	350,942	118,829
Surrender benefits	51,137	23,633	13,002
Annuity benefits	18,711	18,466	14,543
Other benefits	397	3,044	24
	434,882	396,085	146,398
Other operating expenses:
Commissions	23,882	24,746	13,424
General insurance expenses	1,477	1,365	1,615
Taxes, licenses and fees	1,320	477	11
Net transfers to separate accounts	46,235	84,235	97,999

Total benefits and expenses	507,796	506,908	259,447

Loss before federal income tax benefit
and net realized investment losses	(11,433)	(18,334)	(4,299)

Federal income tax benefit (expense) (excluding tax on
capital gains and losses)	(293)	(1,788)	269

Loss before net realized investment losses	(11,140)	(16,546)	(4,568)

Net realized investment losses, net of tax	(2,265)	(184)	-

Net loss	$ (13,405)	$ (16,730)	$ (4,568)

See accompanying notes.

Keyport Benefit Life Insurance Company

Statements of Capital and Deficit-Statutory Basis

				Total
	Common	Paid-in	Unassigned	Capital and
	Stock	Surplus	Deficit	Deficit
(In Thousands)
Balances at January 1, 1999	$2,000	$10,000	$ (269)	$ 11,731

Net loss			(4,568)	(4,568)
Change in nonadmitted assets			(184)	(184)
Change in asset valuation reserve			(232)	(232)
Prior year taxes			(220)	(220)
Capital contribution		15,000		15,000

Balances at December 31, 1999	2,000	25,000	(5,473)	21,527

Net loss			(16,730)	(16,730)
Change in nonadmitted assets			(189)	(189)
Change in asset valuation reserve			(728)	(728)
Prior year taxes			517	517
Capital contribution		35,000		35,000

Balances at December 31, 2000	2,000	60,000	(22,603)	39,397

Net loss	-	-	(13,405)	(13,405)
Change in nonadmitted assets	-	-	(2,204)	(2,204)
Change in asset valuation reserve	-	-	(1,917)	(1,917)
Capital contribution	-	71,000	-	71,000

Balances at December 31, 2001	$2,000	$131,000	$(40,129)	$ 92,871

See accompanying notes.

Keyport Benefit Life Insurance Company

Statements of Cash Flow-Statutory Basis

	Year ended December 31
	2001	2000	1999
	(In Thousands)
Operations:
Premiums and annuity considerations	$ 440,491	$ 461,978	$ 247,072
Net investment income received	47,509	18,947	5,336
Benefits paid	(67,596)	(43,766)	(27,274)
Commissions and other expenses	(26,756)	(26,552)	(14,980)
Net transfers to separate accounts	(46,463)	(87,549)	(103,252)
Separate account fee income	2,973	2,467	998
Other revenues received less other expenses	313	691	51
Federal income taxes recovered	749	5,153	474
Net cash provided by operations	351,220	331,369	108,425

Investment activities:
Proceeds from sales, maturities or repayments of
investments	159,460	40,715	41,061
Cost of investments acquired	(571,236)	(387,234)	(180,624)
Net cash used in investment activities	(411,776)	(346,519)	(139,563)

Financing and other activities:
Capital contribution received	71,000	35,000	15,000
Other applications, net	(7,614)	4,183	(29)
Net cash provided by financing and other activities	63,386	39,183	14,971

Net increase (decrease) in cash	2,830	24,033	(16,167)
Cash:
Beginning of year	47,252	23,219	39,386

End of year	$ 50,082	$ 47,252	$ 23,219

See accompanying notes.

Keyport Benefit Life Insurance Company

Notes to Statutory-Basis Financial Statements

December 31, 2001

1. Organization

Keyport Benefit Life Insurance Company ("the Company") is a wholly owned subsidiary of Keyport Life Insurance Company ("Keyport Life"). Prior to December 31, 2000, Keyport Life was a wholly owned subsidiary of SteinRoe Services Inc. ("SteinRoe"), which is a wholly owned subsidiary of Liberty Financial Companies, Inc. ("Liberty Financial"), an indirect subsidiary of Liberty Mutual Insurance Company. SteinRoe was merged into Liberty Financial on December 31, 2000. Effective after the close of business on October 31, 2001, all of the outstanding shares of Keyport Life and its subsidiaries, including the Company, were acquired by Sun Life of Canada (U.S.) Holdings, Inc. ("Life Holdco") for approximately $1.7 billion. Life Holdco is a member of the Sun Life Financial Group Insurance Holding Company System and is an indirect subsidiary of Sun Life Assurance Company of Canada. The Company is licensed in the State of New York and offers fixed and variable annuities and accident and health policies.

2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with insurance accounting practices prescribed or permitted by the New York State Insurance Department. These practices differ from accounting principles generally accepted in the United States (GAAP). The more significant variances are as follows: (a) the costs related to acquiring and renewing business are charged to current operations as incurred rather than deferred and amortized over the premium-paying period or in proportion to the present value of estimated gross profits; (b) effective January 1, 2001, life premiums are recognized as income over the premium paying period of the related policies and annuity considerations are recognized as revenue when received; (c) policy reserves are based on statutory mortality and interest requirements rather than full account value; (d) deferred federal income taxes are not provided for the difference between the financial reporting and tax bases of assets and liabilities for statutory purposes (as prescribed or permitted by the New York State Insurance Department), whereas, they are required for GAAP; (e) certain assets designated as "nonadmitted assets" (principally furniture and equipment, leasehold improvements and certain agents' debit balances) have been excluded from the balance sheet through a charge to surplus; (f) bonds are generally carried at amortized cost irrespective of the Company's investment portfolio activity; (g) the asset valuation reserve ("AVR"), which is in nature a contingency reserve for possible losses on investments, is recorded as

Keyport Benefit Life Insurance Company

Notes to Statutory-Basis Financial Statements

December 31, 2001

2. Summary of Significant Accounting Policies (continued)

a liability through a charge to surplus; and (h) the interest maintenance reserve ("IMR"), which is designed to include deferred realized gains and losses (net of applicable federal income taxes) due to interest rate changes on investments, is also recorded as a liability. These deferred net realized investment gains or losses are amortized into future income generally over the original period to maturity of the assets sold.

Permitted Statutory Accounting Practices

The Company's statutory-basis financial statements are prepared in accordance with accounting practices prescribed or permitted by the New York Insurance Department. Currently, "prescribed" statutory accounting practices are interspersed throughout state insurance laws and regulations, the NAIC's Accounting Practices and Procedures Manual and a variety of other NAIC publications. "Permitted" statutory accounting practices encompass all accounting practices that are not prescribed; such practices may differ from state to state, may differ from company to company within a state and may change in the future.

Effective January 1, 2001, the State of New York required that insurance companies domiciled in the State of New York prepare their statutory basis financial statements in accordance with the NAIC Accounting Practices and Procedures Manual, version effective January 1, 2001, subject to any deviations prescribed or permitted by the Superintendent of Insurance of the State of New York.

In accordance with the practices prescribed by the State of New York, the Company did not adopt the components of Statement of Statutory Accounting Principles ("SSAP") No. 10, Income Taxes, which relates to deferred tax assets and deferred tax liabilities. The impact of not applying SSAP No. 10 in its entirety is a decrease in statutory surplus of $1,097,305 for the year ended December 31, 2001.

Accounting changes adopted to conform to the provisions of the NAIC Accounting Practices and Procedures Manual, version effective January 1, 2001, are reported as changes in accounting principles. The cumulative effect of changes in accounting principles is reported as an adjustment to unassigned funds (surplus) in the period of the change in accounting principle. The cumulative effect is the difference between the amount of capital and surplus at the beginning of the year and the amount of capital and surplus that would have been reported at that date if the new accounting principles had been applied retroactively for all prior periods. The Company had no material cumulative change in accounting principles to report as of January 1, 2001.

Investments

All investments are valued in accordance with guidelines provided by the NAIC. Bonds are carried at amortized cost, except for those bonds in or near default, which are recorded at the lower of amortized cost or fair value. Equity securities of nonaffiliated companies are carried at fair value.

Keyport Benefit Life Insurance Company

Notes to Statutory-Basis Financial Statements

December 31, 2001

2. Summary of Significant Accounting Policies (continued)

Realized investment gains and losses are calculated on a first-in, first-out basis. Net realized investment gains or losses include gains on sales of equity securities and credit-related gains and losses on fixed maturities, net of applicable federal income taxes. Interest-related realized investment gains or losses are deferred in the IMR and amortized under the grouped method. The grouped method classifies realized investment gains and losses, net of applicable taxes, according to the number of calendar years to expected maturity. The groupings are in bands of five calendar years, with amortization factors for each band provided by the NAIC's Securities Valuation Office.

For the mortgage-backed bond portion of the bond portfolio, the Company recognizes income using a constant effective yield based on anticipated prepayments over the estimated economic life of the security. When actual prepayments differ significantly from anticipated prepayments, the effective yield is recalculated to reflect actual payments to date and anticipated future payments, and any resulting adjustment is included in net investment income.

Cash and Short-term Investments

Cash and short-term investments represent cash balances and short-term investments having a maturity of three months or less when purchased. Short-term investments are stated at amortized cost.

Policy and Contract Reserves

The reserves for annuity and other accident and health contracts are computed in accordance with presently accepted actuarial standards and are based on actuarial assumptions and methods which produce reserves at least as great as those required by law and contract provisions.

Income and Expenses

Annuity considerations are recognized as revenue when received. Commissions and other costs applicable to the acquisition of new business are charged to operations as incurred.

Keyport Benefit Life Insurance Company

Notes to Statutory-Basis Financial Statements

December 31, 2001

2. Summary of Significant Accounting Policies (continued)

Separate Accounts

Separate account assets, which are valued at fair value, consist principally of investments in mutual funds and are included as a separate caption in the balance sheet. The policyholders bear the investment risk. Investment income and changes in asset values related to policyholders are fully allocated to variable annuity and variable life policyholders and, therefore, do not affect the operating results of the Company. The Company provides administrative services and bears the mortality risk related to these contracts. The statement of income includes the premiums, benefits and other items (including transfers to and from the separate account) arising from the operations of the separate account.

Fair Value of Financial Instruments

The following methods and assumptions were used by the Company in determining estimated fair values of financial instruments:

Bonds: Fair values for bonds are based on quoted market prices, where available. For bonds not actively traded, the estimated fair values are determined using values from independent pricing services or, in the case of private placements, are determined by discounting expected future cash flows using a current market rate applicable to the yield, credit quality and maturity of the securities.

Cash and Short-Term Investments: The carrying value of cash and short-term investments approximates fair value.

Reserves for Future Policy Benefits: Deferred annuity contracts are assigned fair value equal to current net surrender value. Annuitized contracts are valued based on the present value of the future cash flows at current pricing rates.

Use of Estimates

The preparation of statutory-basis financial statements requires management to make estimates and assumptions that affect amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Keyport Benefit Life Insurance Company

Notes to Statutory-Basis Financial Statements

December 31, 2001

2. Summary of Significant Accounting Policies (continued)

Reclassifications

Certain reclassifications have been made in the 2000 financial statements to conform to the classifications used in 2001.

3. Investments

Bonds

The carrying value and fair value of investments in long-term bonds as of December 31, 2001 and 2000 are as follows (in thousands):

	December 31, 2001
		Gross	Gross
	Carrying	Unrealized	Unrealized	Fair
	Value	Gains	Losses	Value

U.S. Treasury securities	$ 4,121	$ 113	$ 0	$ 4,234
Mortgage backed securities of U.S. government corporations and agencies	114,639	907	(67)	115,479
Corporate securities	651,932	22,889	(3,367)	671,454
Other mortgage-backed securities	53,211	2,955	(116)	56,050
Asset-backed securities	82,192	2,434	(1,014)	83,612

	$906,095	$29,298	$(4,564)	$930,829

	December 31, 2000
		Gross	Gross
	Carrying	Unrealized	Unrealized	Fair
	Value	Gains	Losses	Value

U.S. Treasury securities	$ 4,921	$ 3	$ (70)	$ 4,854
Mortgage backed securities of U.S. government corporations and agencies	43,426	644	(39)	44,031
Corporate securities	332,926	7,562	(2,564)	337,924
Other mortgage-backed securities	47,350	2,011	(32)	49,329
Asset-backed securities	71,560	1,514	(362)	72,712

	$500,183	$11,734	$(3,067)	$508,850

Keyport Benefit Life Insurance Company

Notes to Statutory-Basis Financial Statements

December 31, 2001

3. Investments (continued)

Contractual Maturities

The carrying value and fair value of bonds by contractual maturity as of December 31, 2001 are as follows (in thousands):

	December 31, 2001
	Carrying	Fair
	Value	Value

Due in one year or less	$ 11,835	$ 12,860
Due after one year through five years	413,174	429,341
Due after five years through ten years	180,642	183,487
Due after ten years	50,402	50,000

Mortgage and asset backed	250,042	255,141

Total bonds	$906,095	$930,829

At December 31, 2001 and 2000, bonds with an amortized cost of $612,946 and $500,000, respectively, were on deposit with state insurance departments to satisfy regulatory authorities.

Net Investment Income

Net investment income is summarized as follows (in thousands):

	Year ended December 31
	2001	2000	1999

Bonds	$48,651	$22,497	$6,502
Preferred stock	89	-	603
Cash and short-term investments	4,201	1,754	7,105
Gross investment income	52,941	24,251	62
Investment expenses	524	251	7,043
	52,417	24,000	(13)
Amortization of interest maintenance reserve	169	(45)
			$7,030
Net investment income	$52,586	$23,955

Keyport Benefit Life Insurance Company

Notes to Statutory-Basis Financial Statements

December 31, 2001

3. Investments (continued)

Net Investment Income (continued)

There were no non-income producing bonds as of December 31, 2001, 2000 and 1999. The Company's policy is to exclude all investment income due and accrued with amounts that are over 90 days past due or where the collection of interest is uncertain. The Company had no due and accrued interest income excluded from surplus at December 31, 2001.

Net Realized Investment (Losses) Gains

Net realized investment (losses) gains are as follows (in thousands):

	Year ended December 31
	2001	2000	1999
Bonds:
Gross gains	$ 3,284	$ 436	$ 37
Gross losses	(7,983)	(673)	(366)
	(4,699)	(237)	(329)
Federal income tax benefit	(1,041)	(53)	(115)
	(3,658)	(184)	(214)
Less: realized losses transferred to the interest maintenance reserve (net of applicable federal income tax benefit of $751, $0 and $115, in 2001, 2000 and 1999)	(1,393)	-	(214)

Net realized investment losses	$ (2,265)	$ (184)	$ -

4. Federal Income Taxes

The Company files a consolidated federal income tax return with Keyport Life and Independence Life and Annuity Company. Allocation of consolidated income is subject to a written agreement approved by the State of New York and is based upon separate return calculations with current credit for net losses incurred to the extent those losses are used in the consolidated return. The Company will be eligible to file a consolidated return with Liberty Financial beginning in 2003.

Effective after the close of business on October 31, 2001, the Company and its affiliates will be eligible to file a consolidated return with Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc. ("US Holdco") beginning 2006. US Holdco is a member of the Sun Life Financial Group Insurance Holding Company System and is an indirect subsidiary of Sun Life Assurance Company of Canada. Allocation of consolidated income is subject to a written agreement approved by the State of New York, effective January 1, 1998, and is based upon separate return calculations with current credit for net losses incurred to the extent those losses are used in the consolidated return. Intercompany balances are settled quarterly.

Keyport Benefit Life Insurance Company

Notes to Statutory-Basis Financial Statements

December 31, 2001

4. Federal Income Taxes (continued)

There were no operating loss or tax credit carry forwards available at December 31, 2001. The Company has no taxes incurred in the current and prior years that will be available for recoupment in the event of future net losses.

As of January 1, 2001, in accordance with the practices prescribed by the State of New York, the Company did not adopt the components of SSAP No. 10, Income Taxes, which relates to deferred tax assets and deferred tax liabilities.

The current income tax benefit for the years ended December 31, 2001 and 2000 included a tax benefit on current year operations of $292,860 and $1,787,731, respectively. Among the more significant book to tax differences are the following at December 31, 2001 and 2000 (in thousands):

	December 31, 2001		December 31, 2000
	Amount	Tax Effect	Amount	Tax Effect
Loss before taxes	$ (11,433)	$ (4,002)	$ (18,334)	$ (6,417)
Book/tax reserves	5,412	1,894	5,323	1,863
Deferred acquisition costs	5,093	1,783	(471)	(165)
Investments	(944)	(330)	8,163	2,857
Dividend received deduction	(150)	(53)	(11)	(4)
Goodwill	3	1	-	-
Prior year taxes	-	414	-	-
Other, net	-	-	221	78

Taxable loss	$ (2,020)	$ (293)	$ (5,109)	$ (1,788)

Year ended December 31,
1999

Computed expected tax benefit	$(1,505)
Policy acquisition costs	943
Net amortization of investment discounts and premiums	(16)
Difference between statutory and tax reserves	846
Separate account dividends received deduction	(4)
Other, net	5

Federal income tax expense	$ 269

Taxes payable of $2,519,891 and $3,104,754 are included in accounts payable and accrued expenses at December 31, 2001 and 2000, respectively.

Keyport Benefit Life Insurance Company

Notes to Statutory-Basis Financial Statements

December 31, 2001

5. Reinsurance

In the ordinary course of business, the Company reinsures certain risks associated with its life and annuity policies. Although reinsurance agreements contractually obligate the Company's reinsurers, the Company is contingently liable for these amounts in the event the assuming insurance organizations are unable to meet their contractual obligations. At December 31, 2001, the Company's reinsurance was concentrated with one company. Total insurance in force ceded was $304,233,336 and $321,431,307 at December 31, 2001 and 2000, respectively. Premiums ceded were $412,867 and $230,235 for the years ended December 31, 2001 and 2000, respectively. There was no reinsurance in affect as of and for the year ended December 31, 1999.

As of December 31, 2001, the amount of aggregate reduction in surplus (for agreements other than those under which the reinsurer may unilaterally cancel for reasons other than for nonpayment of premium or other similar credits) expected if of all reinsurance agreements were terminated, by either party, is estimated at $15,443,722.

Keyport Benefit Life Insurance Company

Notes to Statutory-Basis Financial Statements

December 31, 2001

6. Transactions with Affiliated Companies

The Company received additional capital contributions of $71,000,000 and $35,000,000 from Keyport Life for the years ended December 31, 2001 and 2000, respectively.

During December 2001, the Company entered into an administrative services agreement with Sun Capital Advisers, Inc. ("SCA"), an affiliate, under which SCA acts as investment manager for certain of the Company's portfolios. No material amounts had been charged for these services as of December 31, 2001.

Also during December 2001, the Company entered into a management services agreement with Sun Life Assurance Company of Canada ("SLOC") and Sun Life Assurance Company of Canada (U.S.) ("SLUS") whereby SLOC and SLUS provide administrative, financial, management, investment and other services to the Company. As of December 31, 2001, no material charges were incurred by the Company under this agreement.

Prior to the acquisition of the Company and certain affiliates on October 31, 2001 by Life Holdco, the Company had an agreement with Keyport Life whereby Keyport Life provided for corporate general and administrative expenses and corporate overhead, such as executive, legal support and investment management services. The total amount reimbursed Keyport Life by the Company was $1,283,509, $1,450,963 and $1,109,209 in 2001,2000 and 1999, respectively.

7. Dividend Restrictions

The maximum amount of dividends which can be paid by the Company without prior approval of the Superintendent of Insurance of the State of New York is subject to restrictions. On September 20, 2000, New York insurance law was amended to permit a domestic stock life insurance company to distribute a dividend to its shareholders, without notice to the Superintendent of Insurance of the State of New York, where the aggregate amount of such dividend in any calendar year does not exceed the lesser of: (1) ten percent of its surplus to policyholders as of the immediately preceding calendar year; or (2) its net gain from operations for the immediately preceding calendar year, not including realized capital gains. Under the previous law, domestic stock life insurers were prohibited from distributing any dividends to share holders unless the insurer filed a notice of its intention to declare a dividend and its amount with the Superintendent at least 30 days in advance of the proposed declaration, and such proposed distribution was not disapproved by the Superintendent. No dividends were declared and paid during 2001. The Company has not paid dividends since its acquisition by Keyport Life.

Keyport Benefit Life Insurance Company

Notes to Statutory-Basis Financial Statements

December 31, 2001

8. Commitments and Contingencies

Leases

The Company leases its home office, data processing equipment, furniture and certain office facilities from others under operating leases expiring in various years through 2006. Rental expense amounted to $20,400 and $17,808 for the years ended December 31, 2001 and 2000, respectively. The total of the minimum future rental payments under noncancelable operating leases having remaining terms in excess of one year at December 31, 2001 is $100,170.

Other Matters

The Company is not aware of any contingent liabilities arising from litigation, income taxes and other matters beyond the ordinary course of business that could have a material effect upon the financial condition of the Company.

The national tragedy of September 11, 2001 has had an adverse impact on the airline, hotel and hospitality businesses. The Company has fixed maturities invested in entities associated with these industries. The Company has considered the recoverability of these investments as of December 31, 2001 and has determined that no material other-than-temporary declines in value exist. The Company will continue to monitor the recoverability of these investments to determine if any other-than-temporary declines due to the decrease in market value are necessary. The Company has reviewed its insurance contracts to quantify potential losses, if any, as a result of the tragedy and has determined that there is no material claims exposure to the Company.

Keyport Benefit Life Insurance Company

Notes to Statutory-Basis Financial Statements

December 31, 2001

9. Annuity Reserves

At December 31, 2001, the Company's annuity reserves and deposit fund liabilities that are subject to discretionary withdrawal (with adjustment), subject to discretionary withdrawal (without adjustment) and not subject to discretionary withdrawal provisions are summarized as follows (in thousands):

	Amount	Percent
Subject to discretionary withdrawal (with adjustment)
At book value less current surrender charge of 5%
or more	$ 871,600	78.56%
At market value	222,498	20.06%
Total with adjustment or at market value	1,094,098	98.62%
Subject to discretionary withdrawal (without
adjustment) at book value with minimal or no	15,315	1.37%
charge or adjustment
Not subject to discretionary withdrawal	42.01%

Total gross annuity reserves and deposit fund liabilities	1,109,455	100.00%

Less: reinsurance ceded	15,444

Total net annuity reserves and deposit fund liabilities	$1,094,011

The carrying value and fair value of the Company's reserves for future policy benefits at December 31, 2001 was $875.5 million and $833.1 million, respectively, and $510.7 million and $509.4 million at December 31, 2000, respectively.

Keyport Benefit Life Insurance Company

Notes to Statutory-Basis Financial Statements

December 31, 2001

10. Separate Accounts

The Company had reserves for nonguaranteed separate accounts subject to discretionary withdrawal at a market value of $231,282,846 and $203,511,421 at December 31, 2001 and 2000, respectively. A reconciliation of the amounts transferred to and from the separate accounts is presented below (in thousands):
Year ended December 31 2001
Transfers as reported in the Summary of Operations of the Separate Accounts Statement:
Transfers from separate accounts	$ 56,414
Transfers to separate accounts	(10,179)
Net transfers to separate accounts	46,235
Reconciling adjustments	-
Transfers as reported in the Summary of Operations of the Life, Accident & Health Annual Statement	$ 46,235

11. Risk-Based Capital

Life and health insurance companies are required to calculate Risk-Based Capital (RBC) in accordance with instructions set forth by the NAIC. RBC is a means of setting the capital standards for insurance companies to support their operations and encompasses various risks associated with the business, including asset quality, premium volume, policy reserves and interest rates. The RBC is then compared to the Company's total adjusted capital, which is comprised of reported capital and surplus adjusted for the asset valuation reserve. The Company's capital and surplus exceeds the RBC requirements at December 31, 2001.

Pro forma Financial Statements

Effective December 31, 2002, Keyport Benefit Life Insurance Company ("KBL"), a wholly owned subsidiary of Keyport Life Insurance Company ("Keyport"), an affiliate, will merge with and into the Company. The Company will be the surviving company (the "Surviving Company").

The Surviving Company will be licensed and authorized to write all the business that is today being written by KBL. KBL will cease to exist and the Surviving Company will carry on the business that the Company now conducts along with that previously conducted through KBL.

The following pro forma balance sheet as of December 31, 2001 as well as the pro forma income statement for the year ended December 31, 2001 reflect the pro forma financial position and results of operations of the Surviving Company as if the merger occurred on January 1, 2001. Since the two companies are affiliates, historical values are used in combining the assets and liabilities, which will not give rise to purchase accounting adjustments. A pro forma adjustment is necessary to reflect the change in common stock value of the Surviving Company.

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

PRO FORMA BALANCE SHEETS

(in thousands )

December 31, 2001
ASSETS	(Unaudited) KBL	(Audited) SLNY	Pro Forma Adjustments	(Unaudited) Surviving Company
Investments

Available-for-sale fixed maturities at fair value	$ 930,966	$ 109,097		$ 140,063
Mortgage loans	-	24,253		24,253
Policy loans	-	413		413
Short-term investments	-	17,757		17,757

Total investments	930,966	151,520	-	1,082,486

Cash and cash equivalents	50,081	9,107		59,188
Accrued investment income	13,021	1,692		14,713
Deferred policy acquisition costs	3,936	19,312		23,248
Value of business acquired	610	-	-	610
Goodwill	35,314	-		35,314
Deferred federal income taxes	16,581	(4,680)		11,901
Other assets	1,916	7,976		9,592
Separate account assets	231,308	434,263		665,571

Total assets	$ 1,283,433	$ 619,190	-	$ 1,902,623

LIABILITIES

Future contract and policy benefits	$ -	$ 39,919		$ 39,919
Contractholder deposit funds and other policy liabilities	885,338	83,462		968,800
Other liabilities and accrued expenses	2,886	2,765		5,651
Separate account liabilities	231,308	434,263		665,571

Total liabilities	$ 1,119,532	$ 560,409	-	$ 1,679,941

STOCKHOLDER'S EQUITY

Common stock	$ 2,000	$ 2,000	(1,900)	$ 2,100
Additional paid-in capital	163,563	29,500	1,900	194,963
Accumulated other comprehensive income (loss)	(3,387)	1,186		(2,201)
Retained earnings	1,725	26,095		27,820
Total stockholder's equity	$ 163,901	$ 58,781	-	$ 222,682

Total liabilities and stockholder's equity	$ 1,283,433	$ 619,190	-	$ 1,902,623

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

PRO FORMA STATEMENTS OF INCOME

(in thousands)

	(Unaudited)			(Audited)	(Unaudited)
	KBL			SLNY	Surviving
	Ten Months Ended 10/31/2001	Two Months Ended 12/31/2001	Year Ended 12/31/2001	Year Ended 12/31/2001	Company Year Ended 12/31/2001

Revenues

Premiums and annuity considerations	$ -	$ -	$ -	$ 19,187	$ 19,187
Net investment income	40,650	10,447	51,098	10,829	61,927
Net realized investment gains (losses)	2,331	(287)	2,044	648	2,692
Fee and other income	3,525	815	4,340	7,327	11,667

Total revenues	46,506	10,975	57,481	37,991	95,472

Benefits and Expenses

Policyowner benefits	33,394	7,720	41,114	19,525	60,639
Other operating expenses	2,701	180	2,881	9,198	12,079
Amortization of goodwill	107	-	107	-	107
Amortization of deferred policy acquisition costs	3,448	239	3,687	4,898	8,585

Total benefits and expenses	39,650	8,139	47,789	33,621	81,410

Income before income tax expense	6,856	2,836	9,692	4,370	14,062

Income tax expense	1,835	1,111	2,946	1,534	4,480

Net Income	$ 5,021	$ 1,725	$ 6,746	$ 2,836	$ 9,582

SUN LIFE INSURANCE AND ANNUITY COMPANY OF NEW YORK

NOTE TO THE PRO FORMA FINANCIAL STATEMENTS

On 11/1 2001, KBL assets and liabilities were adjusted to fair market value as part of the acquisition of Keyport and its subsidiaries by Sun Life of Canada (U.S.) Holdings, Inc., an affiliate of the Company.